Exhibit 99.2

NEWS RELEASE

Nasdaq Announces Quarterly Dividend of $0.31 Per Share

NEW YORK, October 22, 2026 – The Board of Directors of Nasdaq, Inc. (Nasdaq: NDAQ) has declared a regular quarterly dividend of $0.31 per share on the company’s outstanding common stock. The dividend is payable on December 18, 2026 to shareholders of record at the close of business on December 4, 2026. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Board of Directors.
About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a leading technology platform that powers the world’s economies. We architect the infrastructure of the world’s most modern markets, power the innovation economy, and build trust in the financial system. We empower economic opportunity by designing and deploying advanced technology, data, and intelligence solutions that enable our clients to capture opportunities, navigate risk, and strengthen resilience. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on X @Nasdaq, or at www.nasdaq.com.
Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, information regarding our dividend program and future payment obligations. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Relations Contacts:

David Lurie
+914.538.0533
David.Lurie@nasdaq.com

Investor Relations Contact:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

-NDAQF-